                                                                    EXHIBIT 99.1
Contact:  Paul Muellner                                    FOR IMMEDIATE RELEASE
Chief Financial Officer
John Q. Hammons Hotels, Inc.
417-864-4300

                      JOHN Q. HAMMONS HOTELS, INC. REPORTS
                        BASIC EARNINGS OF $0.06 PER SHARE
                           FOR THE FIRST HALF OF 2003

(SPRINGFIELD, MO., August 12, 2003) ---- John Q. Hammons Hotels, Inc. (AMEX:
JQH) today reported on its second quarter 2003 results.

YEAR-TO-DATE RESULTS

Basic earnings per share for the six months ended July 4, 2003 were $0.06, compared to a loss per share of ($0.15) for the six months ended June 28, 2002. Net income for the six months ended July 4, 2003 was $0.3 million, compared to a net loss of ($0.8) million for the same period in 2002. The 2002 six months included a charge of $6.8 million applicable to debt extinguishment costs, primarily related to the refinancing of a significant portion of our long-term debt completed in May of 2002. We produced EBITDA for the six months ended July 4, 2003 of $61.3 million, compared to $65.1 million in the 2002 period (See attached table for reconciliation of net income to EBITDA and for the definition of EBITDA). The decrease was primarily attributable to increases in property insurance, guest frequency program costs and rising natural gas prices.

Total revenues for the 2003 six months were $218.8 million, a decrease of $3.8 million, compared to the same period in 2002. Revenue Per Available Room (RevPAR) was $64.43 for the 2003 six months, virtually equal to the prior year's level of $64.72, while the industry's RevPAR for the first six months of 2003 was down 2.5% from the first half of 2003, to $48.70, as reported by Smith Travel Research.

SECOND QUARTER RESULTS

Basic earnings per share for the three months ended July 4, 2003 were $0.02, compared to a loss per share of ($0.20) for the same period in 2002. Net income was $0.1 million for the 2003 quarter, compared to a loss of ($1.0) million for the 2002 quarter. The 2002 quarter included the debt extinguishment costs discussed above. EBITDA was $30.6 million for the 2003 quarter, down $3.4 million compared to the 2002 second quarter EBITDA of $34.0 million (See attached table for reconciliation of net income to EBITDA and for the definition of EBITDA). The decrease was primarily attributable increases in property insurance, guest frequency program costs and rising natural gas prices.

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Total revenues for the 2003 second quarter were $108.7 million, compared to
$115.2 million for the 2002 quarter, reflecting the ongoing weakness in the association and corporate group travel segments of the hospitality industry. Our Revenue Per Available Room (RevPAR) was $65.16 for the 2003 second quarter, compared to the prior year's level of $67.58, while the industry's RevPAR for the second quarter of 2003 was down 3.2% compared to the same period in 2002, to $51.31 as reported by Smith Travel Research.

CHAIRMAN COMMENTS

"Although the ongoing weakness in the industry has been difficult, our goal of strengthening our balance sheet has helped to improve the financial picture of this company," stated Mr. John Q. Hammons, Chairman and Chief Executive Officer. "We continue to reduce debt and maintain quality service levels, thereby positioning ourselves for the economic and industry recovery."

FINANCING ACTIVITIES

We retired a $6.3 million mortgage (Springdale Hampton Inn) at 9.25%, which was due to mature in the fourth quarter of 2003, bringing total debt reduction in the first half of 2003 to $10.1 million. The remaining current portion of long-term debt ($7.7 million) is attributable only to scheduled principal amortization on various individual hotel mortgages.

OPERATIONS OUTLOOK

We forecast that the lingering industry weakness will continue throughout the third quarter of 2003, generating year-over-year RevPAR comparable to, or slightly below last year's levels. Despite this weakness, we expect to continue our cash generation and will maintain our focus on operational efficiencies.

We are a leading independent owner and manager of affordable upscale, full service hotels located primarily in key secondary markets. We own 47 hotels located in 20 states, containing 11,629 guest rooms or suites, and manage 11 additional hotels located in seven states, containing 2,623 guest rooms or suites. The majority of these 58 hotels operate under the Embassy Suites, Holiday Inn and Marriott trade names. Most of our hotels are located near a state capitol, university, convention center, corporate headquarters, office park or other stable demand generator. A copy of this press release announcing our earnings as well as other statistical information will be available in the Investor Relations section of our website at www.jqhhotels.com.

NOTE - FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, regarding, among other things, our operations outlook, business strategy, prospects and financial position. These statements contain the words "believe," "anticipate," "estimate," "expect," "project," "intend," "may," "will," and similar words. These forward-looking statements are not guarantees of future performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include, among others:

         o General economic conditions, including the duration and severity of the current economic slowdown and the pace at which the lodging industry adjusts to the continuing war on terrorism;

         o The impact of any serious communicable diseases on travel, including any increase or further spread in Severe Respiratory Syndrome (SARS);

         o     Competition;

         o     Changes in operating costs, particularly energy and labor costs;

         o Unexpected events, such as the September 11, 2001 terrorist attacks, or outbreaks of war;

         o Risks of hotel operations, such as hotel room supply exceeding demand, increased energy and other travel costs and general industry downturns;

         o     Seasonality of the hotel business;

         o     Cyclical over-building in the hotel and leisure industry;

         o Requirements of franchise agreements, including the right of some franchisors to immediately terminate their respective agreements if we breach certain provisions; and

         o     Costs of complying with applicable state and federal regulations.

         These risks and uncertainties should be considered in evaluating any forward looking statements contained in this press release. We undertake no obligation to update or revise publicly any forward looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

                             - - Tables Attached - -

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                          JOHN Q. HAMMONS HOTELS, INC.
                                  AND COMPANIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       (000's omitted, except share data)

                                                                       THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                   JULY 4, 2003  JUNE 28, 2002       JULY 4, 2003   JUNE 28, 2002
                                                                  -------------- --------------     --------------  --------------
REVENUES:
    Rooms                                                         $       68,959 $       71,551     $      136,362  $      137,041
    Food and beverage                                                     27,390         30,101             56,529          59,388
    Meeting room rental, related party management fee and other           12,315         13,509             25,903          26,161
                                                                  -------------- --------------     --------------  --------------
      Total revenues                                                     108,664        115,161            218,794         222,590

OPERATING EXPENSES:
    Direct operating costs and expenses:
      Rooms                                                               17,046         17,712             33,326          33,768
      Food and beverage                                                   21,982         23,219             43,888          45,374
      Other                                                                  701            896              1,393           1,605

    General, administrative, sales and management expenses                33,747         34,770             69,822          67,779

    Repairs and maintenance                                                4,585          4,602              9,038           8,957

    Depreciation and amortization                                         12,586         13,096             25,067          26,088
                                                                  -------------- --------------     --------------  --------------

      Total operating costs                                               90,647         94,295            182,534         183,571
                                                                  -------------- --------------     --------------  --------------

INCOME FROM OPERATIONS                                                    18,017         20,866             36,260          39,019

OTHER INCOME (EXPENSE):
    Other income                                                              --             --                175              --
    Interest income                                                          156            194                335             448
    Interest expense and amortization of deferred financing fees         (17,595)       (18,232)           (35,207)        (35,484)
    Extinguishment of debt costs                                              --         (6,792)                --          (6,792)
                                                                  -------------- --------------     --------------  --------------

INCOME (LOSS) BEFORE MINORITY INTEREST AND PROVISION
    FOR INCOME TAXES                                                         578         (3,964)             1,563          (2,809)
    Minority interest in (earnings) loss of partnership                     (439)         3,011             (1,187)          2,134
                                                                  -------------- --------------     --------------  --------------

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES                              139           (953)               376            (675)
    Provision for income taxes                                               (60)           (60)               (90)            (90)
                                                                  -------------- --------------     --------------  --------------

NET INCOME (LOSS) ALLOCABLE TO THE COMPANY                        $           79 $       (1,013)    $          286  $         (765)
                                                                  ============== ==============     ==============  ==============

BASIC EARNINGS (LOSS) PER SHARE:
    Net earnings (loss) allocable to Company                      $         0.02 $        (0.20)    $         0.06  $        (0.15)
                                                                  ============== ==============     ==============  ==============

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING                              5,089,728      5,081,008          5,086,778       5,078,644
                                                                  ============== ==============     ==============  ==============

DILUTED EARNINGS (LOSS) PER SHARE:
    Net earnings (loss) allocable to Company                      $         0.01 $        (0.20)    $         0.05  $        (0.15)
                                                                  ============== ==============     ==============  ==============

DILUTED  WEIGHTED AVERAGE SHARES OUTSTANDING                           5,372,627      5,081,008          5,369,677       5,078,644
                                                                  ============== ==============     ==============  ==============

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                          JOHN Q. HAMMONS HOTELS, INC.
                                  AND COMPANIES
       (AMOUNTS IN THOUSANDS EXCEPT EARNINGS PER SHARE AND OPERATING DATA)

                                                                     THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                              JULY 4, 2003       JUNE 28, 2002     JULY 4, 2003       JUNE 28, 2002
                                                              -------------      -------------     -------------      -------------
RECONCILIATION OF NET INCOME TO EBITDA:
Net Income (Loss)                                             $          79      ($      1,013)    $         286      ($        765)
Provision for income taxes                                               60                 60                90                 90
Minority interest in earnings (loss) of partnership                     439             (3,011)            1,187             (2,134)
Extinguishment of debt costs                                              0              6,792                 0              6,792
Interest expense and amortization of deferred financing fees         17,595             18,232            35,207             35,484
Interest income                                                        (156)              (194)             (335)              (448)
Other income                                                              0                  0              (175)                 0
Depreciation and amortization                                        12,586             13,096            25,067             26,088
                                                              -------------      -------------     -------------      -------------
EBITDA (a)                                                    $      30,603      $      33,962     $      61,327      $      65,107
                                                              =============      =============     =============      =============

EBITDA MARGIN (% OF TOTAL REVENUE)                                     28.2%              29.5%             28.0%              29.2%

(a) EBITDA is defined as income before interest income and expense, income tax expense, depreciation and amortization, minority interest, extinguishment of debt costs and other income. Management considers EBITDA to be one measure of operating performance for the Company before debt service that provides a relevant basis for comparison, and EBITDA is presented to assist investors in analyzing the performance of the Company. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States, nor should it be considered as an indicator of the overall financial performance of the Company. The Company's calculation of EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.

                                                      THREE MONTHS ENDED                 SIX MONTHS ENDED
                                               JULY 4, 2003      JUNE 28, 2002      JULY 4, 2003     JUNE 28, 2002
                                               -------------     -------------     -------------     -------------
TOTAL OWNED HOTELS:
Occupancy                                               65.7%             68.2%             64.2%             65.3%
Average Room Rate                              $       99.21     $       99.11     $      100.29     $       99.11
RevPAR (Room Revenue per available room)       $       65.16     $       67.58     $       64.43     $       64.72

                                                                            JULY 4,        JAN. 3,         DEC. 28,
                                                                             2003            2003            2001
                                                                         ------------    ------------    ------------
SELECTED BALANCE SHEET DATA
Current Assets                                                           $     60,489    $     52,020    $     60,673

Total Assets                                                             $    851,433    $    859,972    $    881,724

Current Liabilities Excluding Debt                                       $     40,628    $     40,789    $     45,072

Current Portion of Long-Term Debt                                        $      7,734    $     13,683    $     38,862

Total Long-Term Debt Including Current Portion                           $    796,205    $    806,342    $    813,007

Total Cash and Equivalents, Restricted Cash and Marketable Securities    $     48,558    $     35,358    $     44,196

Net Debt                                                                 $    747,647    $    770,984    $    768,811